2CE Putnam International Growth & Income Fund
6/30/03 Annual Reoport

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to certain items correctly, the correct answers are as follows:

72DD1 	(000s omitted)

Class A		4,190
Class B		1,102
Class C		  114

72DD2	(000s omitted)

Class M		   121
Class Y		   115

73A1

Class A		0.097
Class B		0.033
Class C		0.038

73A2

Class M		0.050
Class Y		0.119

74U1	(000s omitted)

Class A		41,311
Class B		30,796
Class C		 3,034

74U2	(000s omitted)

Class M		    2,258
Class Y		    1,035

74V1

Class A		7.99
Class B		7.85
Class C		7.93

74V2

Class M		7.95
Class Y		8.01